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                                                                Exhibit 24.3

                                 CERTIFICATE
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         I, Steven L. Frey, hereby certify that I am the Secretary of
Angelica Corporation, a Missouri corporation, with its principal office in the County of St. Louis, State of Missouri, and as such in charge of its corporate records, including minutes of meetings of its shareholders and Board of Directors.

         I further certify that the Board of Directors of the Company adopted the following resolutions under date of February 24, 2004, which resolutions have not since been amended or rescinded and are in full force and effect at the date hereof:

                  "FURTHER RESOLVED, That Stephen M. O'Hara, Steven L. Frey and James W. Shaffer, or any of them, are hereby authorized to do all acts and things and to execute any and all instruments on behalf of the Company, including the execution of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, or any amendment thereto, relating to compliance with the reporting requirements of the Securities Exchange Act of 1934, which said attorneys, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof;

                  FURTHER RESOLVED, That this Board of Directors does approve the execution by the directors and officers of the Company or any of them, of a Power of Attorney in favor of Stephen M. O'Hara, Steven L. Frey and James W. Shaffer, or any of them (with power of substitution in each), empowering such attorneys, or any of them, to do all acts and things and to execute any and all instruments on behalf of such directors and officers, including the execution of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and all amendments thereto, which such attorneys, or any of them, may deem necessary or advisable to enable the Company to comply with the reporting requirements of the Securities and Exchange Commission in respect thereof."

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said corporation this 15th day of April, 2004.

                                                   /s/ Steven L. Frey
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                                                   Steven L. Frey
                                                   Secretary

 [SEAL]